EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of mLight Tech, Inc. a Florida corporation (the "Company") on Form 10-Q for the quarterly period ending June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Todd Sudeck, Chief Executive Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to mLight Tech, Inc., and will be retained by mLight Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

August 10, 2015	By:	/s/ Todd Sudeck
Todd Sudeck Chief Executive Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to mLight Tech, Inc. and will be retained by mLight Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.